RCS Capital Corporation to Host
Fourth Quarter and Year End Earnings Call February 12, 2014

New York, New York, February 4, 2014 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) announced today that it will host an investor call to discuss fourth quarter and year end 2013 financial results on Wednesday, February 12, 2014 at 10:00 am E.T. Nicholas S. Schorsch, Chairman, William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer, will conduct the call.

Live Conference Call Details:

Domestic Dial-In Number: 1-888-317-6003

Conference ID: 3730452

Conference Call Replay Details:

Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10040673

Date Available: February 12, 2014 (one hour after the end of the conference call) to February 27, 2014 at 9:00 AM ET

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and its financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of the factors set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian D. Jones, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bjones@rcscapital.com
Ph: 484-342-3600	Ph: 866-904-2988